EXHIBIT - 99.906CERT


                           SECTION 906 CERTIFICATIONS

We, Peter E. Sundman, Chief Executive Officer and John McGovern, Acting Treasurer and Principal Financial and Accounting Officer of Neuberger Berman Equity Funds ("Registrant"), certify, pursuant to 18 U.S.C. Section 1350 enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

         1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2004 fully complies with the requirements of
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or 78o(d); and

         2. The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 3, 2005

                                          By: /s/ Peter E. Sundman
                                             -----------------------------
                                               Peter E. Sundman
                                               Chief Executive Officer


                                          By: /s/ John McGovern
                                             -----------------------------
                                               John McGovern
                                               Acting Treasurer and Principal
                                               Financial and Accounting Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.